UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2016

The New York Times Company

(Exact name of registrant as specified in its charter)

New York	1-5837	13-1102020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

620 Eighth Avenue, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 556-1234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of The New York Times Company (the “Company”) was held on May 4, 2016. At the annual meeting, the Company’s stockholders voted on three proposals and cast their votes as follows:

Proposal Number 1 — Election of directors

The stockholders (with Class A and Class B common stockholders voting separately) elected all of management’s nominees for election as directors. The results of the vote taken were as follows:

Directors	For	Withheld	Broker Non-Vote
(Vote results of Class A common stockholders)
Raul E. Cesan	113,216,804	10,234,601	10,534,967
Joichi Ito	113,109,799	10,341,606	10,534,967
Dara Khosrowshahi	113,334,611	10,116,794	10,534,967
James A. Kohlberg	113,278,580	10,172,825	10,534,967
Rebecca Van Dyck	113,334,476	10,116,929	10,534,967
(Vote results of Class B common stockholders)
Robert E. Denham	765,369	0	23,104
Michael Golden	765,369	0	23,104
Steven B. Green	765,369	0	23,104
Carolyn D. Greenspon	765,369	0	23,104
Ellen R. Marram	765,369	0	23,104
Brian P. McAndrews	765,369	0	23,104
Arthur Sulzberger, Jr.	765,369	0	23,104
Mark Thompson	765,369	0	23,104
Doreen A. Toben	765,369	0	23,104

Proposal Number 2 — Advisory vote to approve executive compensation

The Class B common stockholders approved the advisory resolution on the compensation of the Company’s named executive officers. The results of the vote taken were as follows:

For	Against	Abstain	Broker Non-Vote
765,049	320	0	23,104

Proposal Number 3 — Ratification of the selection of Ernst & Young LLP as auditors

The stockholders (with Class A and Class B common stockholders voting together) ratified the selection, by the Audit Committee of the Board of Directors, of Ernst & Young LLP, an independent registered public accounting firm, as auditors of the Company for the fiscal year ending December 25, 2016. The results of the vote taken were as follows:

For	Against	Abstain	Broker Non-Vote
133,517,088	442,370	815,387	Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEW YORK TIMES COMPANY

Date: May 4, 2016	By:	/s/ Diane Brayton
Diane Brayton
Secretary and Assistant General Counsel